                                                                   EXHIBIT 3(ii)

SHELL OIL COMPANY                                                        BY-LAWS
(A DELAWARE CORPORATION)                     AS AMENDED THROUGH DECEMBER 8, 1986

                                   ARTICLE I

                                    OFFICES

     Section 1. Principal Office. The principal office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     Section 2. Other Offices. The Company shall also have an office in the City of Houston, State of Texas, and may have offices at such other places as the Board of Directors of the Company (referred to herein as the "Board of Directors" or the "Board") may from time to time designate or as the property, affairs or business of the Company may require or make advisable.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     SECTION 1. Place of Meetings. Each meeting of the shareholders of the Company for the election of directors shall be held at such place, in or outside the State of Delaware, as shall be designated from time to time by the Board in the notice of such meeting or in a duly executed waiver of notice thereof. All other meetings of the shareholders shall be held at such places, in or outside the State of Delaware, as may from time to time be designated in the respective notices or duly executed waivers of notice thereof.

     SECTION 2. Annual Meetings. Unless otherwise provided by the Board, the annual meeting of the shareholders shall be held at eleven o'clock in the forenoon on the last Thursday in June in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day. If a quorum is present, the shareholders shall elect, by ballot, a Board of Directors, and the shareholders may also transact any other business that may properly be brought before the meeting.

     SECTION 3. Special Meetings. Unless otherwise provided by law, special meetings of the shareholders, for any purpose or purposes, may be called by the President, and shall be called by the President, or in his(1) absence by the Secretary, at the request in writing of a majority of the Board, or at the request in writing of holders of record of ten (10) percent of the shares of Common Stock of the Company issued and outstanding(2) at the time of the request. Such request shall state the purpose or purposes of the proposed meeting. If the election of directors shall not be held as provided in Section 2 of this Article II, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient. At such meeting, the shareholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     SECTION 4. Notice of Meetings. Unless otherwise provided by law, a written or printed notice of each meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each holder of record of shares of Common Stock entitled to vote thereat, personally or by mail or telegraph, at his address as it appears on the stock ledger of the Company, stating the place, date and hour of the meeting. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by

---------------

1 Masculine gender where appearing herein shall be deemed to include feminine gender.

2 Common Stock of the Company issued and outstanding shall be referred to herein as "Common Stock."

attorney thereunto authorized, in writing waive notice of any meeting, whether before or after such meeting is held, notice thereof need not be given to such shareholder.

     SECTION 5. List of Shareholders. At least ten (10) days before each meeting of the shareholders, the Secretary shall prepare, or cause to be prepared, from the stock ledger a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, and such list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the aforesaid list or the books of the Company, or to vote in person or by proxy at any meeting of the shareholders.

     SECTION 6. Business to be Transacted; Statement of Purpose. At each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting. Each purpose for which a special meeting of the shareholders is called shall be stated in the notice of the meeting, or waiver of notice thereof; however, each purpose for which the annual meeting of the shareholders is held need not be stated in the notice of the meeting.

     SECTION 7. Quorum; Adjournment. Unless otherwise provided by law, the holders of record of a majority of the shares of Common Stock, entitled to vote, and present in person or represented by proxy, shall constitute a quorum at each meeting of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time, until such quorum shall be present or represented by proxy. Unless otherwise provided by law, no notice of any such adjourned meeting shall be required if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 8. Manner of Voting. At each meeting of the shareholders, each holder of record of shares of Common Stock entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such holder and bearing a date not more than three (3) years prior to such meeting, unless such instrument provides for a longer period. At each meeting of the shareholders, each such holder entitled to vote shall have one (1) vote for each share of Common Stock registered in his name on the books of the Company. The vote for directors, and, upon the demand of any such holder entitled to vote, the vote upon any question before the meeting, shall be by ballot. Unless otherwise provided in these By-Laws or by law, each election shall be determined and each question shall be decided by a majority vote of such holders entitled to vote and voting.

     SECTION 9. Record Date. In order that the Company may determine the holders of record of shares of Common Stock entitled to notice of or entitled to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. A determination of holders of record of shares of Common Stock entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 10. Organization of Meetings. At each meeting of the shareholders, the President or, in his absence, a chairman chosen by a majority vote of the holders of record of shares of Common Stock, present in person or represented by proxy, entitled to vote and voting, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

     SECTION 11. Written Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if a consent in writing to such corporate action being taken shall be signed by the holders of record of shares of Common Stock entitled to vote, having at least the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that prompt notice shall be given to all shareholders of the taking of corporate action without a meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. Unless otherwise provided by law, the property, affairs and business of the Company shall be managed under the direction of the Board of Directors.

     SECTION 2. Number; Qualifications; Term of Office. The number of members of the Board shall be not fewer than six (6) nor more than fifteen (15), and, within such limits, shall be as determined and established from time to time by resolution adopted by majority vote of the directors then in office. At least three (3) directors shall not be officers or employees of the Company or any of its affiliates. Directors need not be shareholders. The directors shall be elected annually. Each director, whether elected at an annual meeting of the shareholders or to fill a vacancy or a newly created directorship, shall continue in office until the next annual meeting of the shareholders held after his election and until his successor shall have been elected and qualified, or until he shall have resigned and his resignation shall have become effective, or until he shall have been removed in the manner hereinafter provided.

     SECTION 3. Chairman. The Board shall elect from among its members a Chairman of the Board, who shall have such duties as are prescribed by Section 4 of this Article III.

     SECTION 4. Organization. At each meeting of the Board, the Chairman of the Board or, in his absence, the President or, in the absence of both, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 5. Resignations. Any director of the Company may resign at any time upon written notice, and such resignation shall be effective, unless otherwise agreed, upon receipt by the Secretary.

     SECTION 6. Removal. Any director may be removed with or without cause at any time by the vote of the holders of record of a majority of the shares of Common Stock at a special meeting of the shareholders called for the purpose, and the vacancy in the Board caused by such removal may be filled by the shareholders at said meeting. This Section 6 may be amended only by the vote of the holders of record of a majority of the outstanding shares of Common Stock, given at any annual or special meeting.

     SECTION 7. Vacancies. In case any vacancy shall occur in the Board because of death, resignation, disqualification or removal, or in case any newly created directorship shall result from any increase in the authorized number of directors, the Board may, at any regular or special meeting thereof, by vote of a majority of the directors then in office, though less than a quorum, elect a director to fill such vacancy for the unexpired portion of the term or to fill such newly created directorship. Any such vacancy resulting from any cause whatsoever, or any such newly created directorship, may be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting thereof held for that purpose.

     SECTION 8. Meeting. The Board may hold meetings, regular or special, either in or outside the State of Delaware. Regular meetings of the Board may be held, without notice at such times and places as shall be determined, or with notice in accordance with the manner established, by resolution of the Board. The next regular meeting of the Board following each annual election of directors shall be for the purposes of organization, election of officers and the transaction of other business. Special meetings of the Board shall be called with notice on the request of the President, the Chairman of the Board or three (3) other directors. With notice, a meeting of the Board may be cancelled on the request of the President or three (3) directors.

Notices shall be mailed, sent by telegraph or delivered personally to each director at his address appearing on the records of the Company, or given by telephone, and in the case of notice of a meeting, on a day not later than the third day before the day on which the meeting is to be held. Every such notice of a meeting shall state the time and place fixed by the President, the Chairman of the Board or three (3) directors, as the case may be, but need not state the purpose or purposes of the meeting. Any required notice may be waived in writing, signed by the director entitled thereto whether before or after the time stated therein, and attendance at a meeting shall constitute a waiver of notice of such meeting.

     SECTION 9. Quorum; Manner of Acting. At any meeting of the Board, one-third ( 1/3) of the total number of directors fixed by or pursuant to these By-Laws, at least one (1) of whom shall not be an officer or employee of the Company or any of its affiliates, shall constitute a quorum for the transaction of business at such meeting. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes any contract or transaction in which one (1) or more of the directors are interested or common directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board; provided, however, when permissible by law, the vote of a majority of the disinterested directors present, even though less than a quorum, may authorize contracts or transactions between the Company and one (1) or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one (1) or more of its directors are directors or officers, or have a financial or other interest. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 10. Remuneration. The Board shall, by resolution, authorize the remuneration to be paid members of the Board and members of committees of the Board. Officers of the Company shall not be remunerated for service on the Board or on committees of the Board beyond that provided in Section 5 of Article V.

                                   ARTICLE IV

                            COMMITTEES OF THE BOARD

     SECTION 1. Designation of Committees; Powers and Authority. In addition to the Executive Committee designated by the Certificate of Incorporation, there shall be a Nominating Committee, an Audit Committee and an Executive Development and Compensation Committee, which shall have the powers and authority set forth in Sections 6, 7, 8 and 9 of this Article IV, respectively, and such powers and authority as may be delegated by the Board. The Board may, by resolution passed by a majority of the whole Board, designate one (1) or more additional committees, each of which shall have all the lawful powers and authority delegated to it.

     SECTION 2. Number of Members; Qualifications. Each committee of the Board shall consist of two (2) or more directors, the exact number being determined from time to time by the Board; provided, however, that with regard to the Nominating Committee, a majority of the members shall be officers or employees of the Company or any of its affiliates and one (1) member shall be the President of the Company; and provided further that with regard to the Audit and the Executive Development and Compensation Committees, none of the members shall be officers or employees of the Company or any of its affiliates.

     SECTION 3. Election; Term of Office; Vacancies. The Board by vote of a majority of the whole number of the Board, at any regular or special meeting thereof, shall elect from their own number members to each committee of the Board. Each member of each such committee shall continue in office until the next annual meeting held by the Board after his election or until his earlier resignation or removal. In case any vacancy shall occur in any such committee resulting from any cause whatsoever, such vacancy may be filled by vote of a majority of the whole number of the Board, at any regular or special meeting thereof.

     SECTION 4. Meetings. Regular meetings of each committee of the Board may be held, without notice at such times and places as shall be determined, or with notice in accordance with the manner established, by resolution of the Board or of each respective committee. Special meetings of any committee of the Board may be held at such times and at such places as shall be specified in a notice by the chairman or two (2) other members of the committee. Notices shall be mailed, sent by telegraph or delivered personally to each committee member at his address appearing on the records of the Company, or given by telephone, at least twenty-four (24) hours before the meeting. Every such notice shall state the time and place of the meeting. Any required notice may be waived in writing, signed by the committee member entitled thereto whether before or after the time stated therein, and attendance at a meeting shall constitute a waiver of notice of such meeting.

     SECTION 5. Quorum; Manner of Acting; Procedure. One-third ( 1/3) of the members of a committee, but in no event fewer than two (2), shall constitute a quorum for the transaction of business at a committee meeting; provided, however, that a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. In the absence of a quorum, a majority of the members present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had. Unless appointed by the Board, a chairman shall be approved by each committee at each meeting. A secretary, appointed by each committee, shall keep a record of each meeting and shall file a copy of that record in the Secretary's office. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the committee. Members of a committee may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. A committee shall act only as a committee, and the individual members shall have no power as such.

     SECTION 6. Executive Committee. While the Board is not in session, the Executive Committee shall have and may exercise all of the powers and authority of the Board in the direction of the management of the property, affairs and business of the Company, including the power and authority to declare a dividend, to authorize the issuance of stock and to authorize the seal of the Company to be affixed to all papers which may require it provided, however, that the Executive Committee shall not have the power or authority to amend the Certificate of Incorporation, amend these By-Laws, adopt an agreement of merger or consolidation, recommend to the shareholders the sale or lease or exchange of all or substantially all of the Company's property and assets, or recommend to the shareholders a dissolution of the Company or a revocation of a dissolution. The Committee shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board.

     SECTION 7. Nominating Committee. The Nominating Committee shall conduct continuing studies of the size and composition of the Board, recommend to the Board candidates for membership on the Board and report to the Board with respect to director qualifications. The Committee shall also perform such other functions and exercise such powers as may be delegated to it from time to time by the Board.

     SECTION 8. Audit Committee. The Audit Committee shall review and recommend to the Board the selection of independent accountants, review the scope and results of the independent accountants' audits, review the adequacy of the Company's internal accounting controls and internal audit program and review the Company's compliance with accounting and reporting standards. The Committee shall also perform such other functions and exercise such powers as may be delegated to it from time to time by the Board.

     SECTION 9. Executive Development and Compensation Committee. The Executive Development and Compensation Committee shall review management resources and development, and shall consider and recommend to the Board: succession plans for senior management, appointments to and promotions within the senior staff, compensation and benefit programs for key staff, compensation of officers, and the granting of awards under executive compensation and benefit programs. The Committee shall also perform such other functions and exercise such powers as may be delegated to it from time to time by the Board.

     SECTION 10. Resignations. Any member of any committee of the Board may resign from such committee at any time upon written notice, and such resignation shall be effective, unless otherwise agreed, upon receipt by the chairman of that committee or the Secretary of the Company. Resignation from the Board shall also constitute resignation from any committee of the Board.

     SECTION 11. Removal. Any member of any committee of the Board may be removed from such committee with or without cause at any time by the vote of a majority of the whole number of the Board given at any regular meeting or at any special meeting called for the purpose. Removal from the Board shall also constitute removal from any committee of the Board.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. Number. The officers of the Company shall be a President who shall be elected from among the members of the Board, one (1) or more Vice Presidents (the number and respective titles thereof to be as determined by the Board), a Secretary, a Treasurer, a Controller, one (1) or more additional officers (the number and respective titles thereof to be as determined by the Board) and one (1) or more other officers, as may be elected or appointed in accordance with the provisions of Section 3 of this Article V. The same person may hold any number of offices.

     SECTION 2. Election; Term of Office; Vacancies. The officers of the Company, except as otherwise provided in this Section 2 and except for such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be elected annually by the Board. Each officer shall continue in office until his successor shall have been duly elected or appointed, or until he shall have resigned and his resignation shall have become effective, or until he shall have been removed in the manner hereinafter provided. The Board may, by vote of a majority of the directors then in office, elect a person to fill any vacancy because of death, resignation, disqualification or removal, or to fill any newly created office, for the unexpired portion of the term.

     SECTION 3. Additional Officers; Other Officers. The Board may elect additional officers, each of whom shall have such powers, authority and duties as may from time to time be delegated by the Board, the President or any authorized officer senior to such additional officer, and as are provided in these By-Laws. Unless otherwise provided in this Article V, the Board may also authorize the President to appoint other officers of the Company, including one
(1) or more Assistant Secretaries and one (1) or more Assistant Controllers.

     SECTION 4. Removal; Resignations. Any officer may be removed, with or without cause, by the Board at any meeting thereof, or by any committee or officer upon whom such power of removal may be conferred by the Board, or by any officer upon whom the power to appoint such officer may have been conferred. Any officer may resign at any time upon written notice, and such resignation shall be effective, unless otherwise agreed, upon receipt by the Board, the President, or the Secretary.

     SECTION 5. Remuneration. The remuneration of the officers of the Company shall be fixed from time to time by or under the direction of the Board.

     SECTION 6. The President. The President shall be the chief executive officer of the Company and shall have general and active supervision and management of the property, affairs and business of the Company, and shall see that all policies of the Board and of the Executive Committee of the Company, and shall see that all policies of the Board and of the Executive Committee are effectuated. The President may also exercise all such powers of the Company and do all such lawful acts and things as are necessary or convenient to the conduct, promotion or attainment of the Company's business or purposes as are not by law, the Company's Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders or by the Board. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board at which he is present. In general, the President shall perform all duties incident to the office of the President, and such other duties as may from time to time be assigned by the Board. The Board may authorize the President to prescribe in writing powers, authority and duties of any officers of the Company (other than the President), which he may deem advisable or appropriate, and to authorize any officer of the Company to delegate further in writing, with such limitations as the President or such delegating officer may deem advisable or appropriate, the powers, authority and duties delegated to such officer.

     SECTION 7. Vice Presidents. Each Vice President shall act under the direction of, and shall have such powers and authority as may from time to time be delegated by, the President or any authorized officer senior to such Vice President. Each Vice President shall perform such other duties and have such powers and authority as the Board, the President or any authorized officer senior to such Vice President may from time to time prescribe. The Board may specify the seniority of Vice Presidents, and the powers, authority and duties of the Vice Presidents shall descend in the specified order of seniority.

     SECTION 8. The Secretary. The Secretary shall perform all of the duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the Board, the President or an authorized officer.

     SECTION 9. The Treasurer. The Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as may from time to time be prescribed by the Board, the President or an authorized officer.

     SECTION 10. The Controller. The Controller shall perform all of the duties incident to the office of Controller and such other duties as may from time to time be prescribed by the Board, the President or an authorized officer.

     SECTION 11. Assistant Officers. Unless otherwise prescribed in these By-Laws or by the Board, the duties of the Secretary, the Treasurer, or the Controller shall, in the absence or disability of such officer, be performed by an Assistant Secretary, Assistant Treasurer or Assistant Controller, respectively, and when so acting, such assistant officer shall have all of the powers of, and be subject to all of the restrictions upon, the officer in whose absence or disability such assistant officer shall act.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Contracts, etc., How Executed. Unless otherwise provided by law or in these By-Laws, the Board, or the President in his management of the property, affairs and business of the Company, may authorize any officer, employee or agent of the Company, or may delegate in writing to any officer, employee or agent of the Company the authority (with authority to any officer to further delegate), to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and unless so authorized, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 2. Loans. No loan shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, any officer, employee or agent of the Company may effect loans and advances at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Company, and, when authorized by the Board, may, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Company, and, to that end, execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. Unless otherwise provided by the Board, all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer, employee or agent of the Company and in such manner as shall from time to time be authorized or assigned pursuant to authority delegated by the President.

     SECTION 4. Deposits. Unless otherwise provided by the Board, all funds of the Company shall be deposited to the credit of the Company under such conditions and in such banks, trust companies or other depositaries as the President may designate or as may be designated by any other officer, employee or agent of the Company to whom such power may from time to time be delegated by the President; and for the purposes of such deposit, any person to whom such power is so delegated may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

     SECTION 5. Proxies. Unless otherwise provided by the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company in the name and on behalf of the Company to cast the vote which the Company may be entitled to cast, as a shareholder or otherwise, in any other corporation or entity any of whose stock or other interests are held by the Company, at meetings of the holders of the stock or other interests of such other corporation or entity, or to consent in writing to any action by such corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                           SHARES AND THEIR TRANSFER

     SECTION 1. Certificates of Stock. Certificates for shares of Common Stock of the Company shall be in such form as shall be approved by the Board. They shall be numbered in the order of their issue and shall be signed by, or in the name of the Company by, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue. The stock record books and the blank stock certificate books shall be kept by a transfer agent or by the Secretary or by any other officer designated by the Board for that purpose. Every certificate exchanged or returned to the Company shall be marked "Cancelled" with the date of cancellation.

     SECTION 2. Transfer of Stock. Transfers of shares of Common Stock shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a transfer agent of the Company, and on surrender of the certificate or certificates for such shares properly endorsed, and the payment of all taxes thereon. The person in whose name shares of Common Stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Whenever any transfer of shares shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 3. Transfer Agent and Registrar; Regulations. The Company may maintain one or more transfer agents and one or more registrars of transfers, each of whom shall be designated by the Board, for issue, transfer and registration of certificates of shares of Common Stock. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of Common Stock. No certificate for shares of Common Stock, with respect to which a transfer agent and registrar shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The holder of any shares of Common Stock shall promptly notify the Company of any loss, theft or destruction of the certificate therefor, and the Board or the President may cause the Company to issue a new certificate or certificates of stock in lieu of such certificate alleged to have been lost, stolen or destroyed. The Board or the President may authorize and empower any one (1) or more officers to act on behalf of the Company in connection with the issuance of new certificates in lieu of those alleged to have been lost, stolen or destroyed. The Board or any officer so authorized to act on behalf of the Company may, in its or his discretion, require the owner of the certificate alleged to have been lost, stolen or destroyed, or such owner's legal representatives, to furnish satisfactory proof of the loss, theft or destruction of such certificate and of the ownership thereof and to give to the Company and to the transfer agent and the registrar of its Common Stock, a bond of indemnification in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board or such officer may direct. The Board or any officer so authorized to act on behalf of the Company, may, in its or his discretion, refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

                                  ARTICLE VIII

                         DIVIDENDS, DISTRIBUTIONS, ETC.

     The Board may, from time to time, in its discretion, to the extent permissible by law and the Certificate of Incorporation, declare, and the Company may pay, dividends or make other distributions in cash or property. The Board may, in its discretion, use and apply any of the Company's surplus, net profits or net assets as a reserve fund to meet contingencies or for the purpose of maintaining or increasing the property or business of the Company or for any other purpose which the Board may deem conducive to the best interests of the Company.

                                   ARTICLE IX

                                      SEAL

     The Board shall provide a suitable seal, which shall be in the form of a circle with such design as the Board shall approve, and shall bear the words and figures:

                               SHELL OIL COMPANY
                               Incorporated 1922
                                    Delaware

                                   ARTICLE X

                                  FISCAL YEAR

     The fiscal year of the Company shall begin on the first day of January of each year.

                                   ARTICLE XI

             LIMITATION OF LIABILITY; INDEMNIFICATION AND INSURANCE
                      OF DIRECTORS, OFFICERS AND EMPLOYEES

     SECTION 1. Limitation of Liability. Neither a director of the Company nor a director, officer or employee of the Company serving as a director of another company at the request of the Company (hereafter "Designated Director") shall have any personal liability to the Company or its shareholder for monetary damages arising out of a breach of fiduciary duty in such capacity, except for
(i) any breach of the director's duty of loyalty to the Company or its shareholder, or in the case of a Designated Director, breach of his duty of loyalty to the company of which he is a director or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any unlawful payment of a dividend or other distribution prohibited by Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director or Designated Director derived an improper personal benefit.

     SECTION 2. Indemnification; Advancement of Expenses.

     (a) Actions Other Than Those By or in the Right of the Company. The Company shall indemnify, to the full extent not prohibited by law, any person who was or is a party or is threatened to be made party (including a witness) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Action By or in the Right of the Company. The Company shall indemnify, to the full extent not prohibited by law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or appearance connected with, such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court, upon application, shall determine that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses.

     (c) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Article XI, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph
(a) or (b) of this Section 2, or in defense of any claim, issue or matter included therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Determination Required. Any indemnification under paragraph (a) or (b) of this Section 2 (unless ordered by a court) shall be made promptly by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made, in the case of any officer or director, (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or
(ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by legal counsel in a written opinion, or
(iii) by the shareholders. Such determination shall be made, in the case of an employee or agent of the Company who is not an officer or director of the Company, as specified in the preceding sentence or by the President or by any officer authorized by the President.

     (e) Advance of Expenses. Expenses incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, specified in paragraph (a) or (b) of this Section 2 of this Article XI, shall be paid promptly by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Company as authorized by the Board, in the case of any director or officer, or by the President or any officer authorized by the President, in the case of any employee of the Company who is not a director or officer, and as authorized in this Section 2.

     SECTION 3. Insurance. The Company shall, when authorized by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any liability asserted against, and incurred by, him in any such capacity, or arising out of his status as such, whether or not the Company would be required to indemnify him against such liability under the provisions of Section 2 of this Article XI.

     SECTION 4. Nonexclusivity; Duration. The indemnifications, advancement of expenses and other rights and limitations of liability provided by this Article XI shall not be deemed exclusive of any other indemnifications, rights, agreements regarding advancement of expenses or limitation of liability to which any person may be entitled under any statute, certificate of incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, either as to action in his official capacity or as to action in any other capacity. The authorization to purchase and maintain insurance set forth in Section 3 of this Article XI shall likewise not be deemed exclusive. Such indemnifications, rights and limitations of liability shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. No amendment of these By-Laws shall effect adversely any rights of any person to indemnity, limitation of liability or advancement of expenses pursuant to these By-Laws, to the extent any matter as to which indemnity, limitation of liability or advancement of expenses may be sought arose prior to any such amendment becoming effective.

     SECTION 5. Constituent Corporations. For purposes of this Article XI, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, shall stand in the same position under the provisions of this Article XI in respect of the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE XII

                                   AMENDMENTS

     Unless otherwise expressly provided in these By-Laws, all By-Laws of the Company shall be subject to alteration or repeal, and new By-Laws may be made, by the vote of the holders of record of a majority of the shares of Common Stock, given at any annual or special meeting, or by the Board by the vote of a majority of the directors then in office. By-Laws made by the Board may be altered or repealed by the shareholders.

                                  ARTICLE XIII

                              EMERGENCY PROVISIONS

     SECTION 1. Operation of this Article XIII; Liability. Notwithstanding anything to the contrary in any of the other articles of these By-Laws, in the event of an Emergency, the provisions of this Article XIII shall become operative and shall remain operative until the Board, the Executive Committee or the President shall proclaim in writing the end of such Emergency. No director, officer, employee or agent acting in accordance with these emergency provisions shall be liable, by reason of being or having been a director, officer, employee or agent of the Company, except for willful misconduct.

     SECTION 2. Definition of "Emergency." For the purposes of these By-Laws, an Emergency shall be deemed to exist in the event of

     (a) any attack on the United States or on a locality in which the Company conducts its business, or

     (b) any nuclear or atomic disaster, or any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or of the Executive Committee cannot readily be convened for action.

     SECTION 3. Anticipatory Action. In anticipation of the occurrence of an Emergency, or during an Emergency, the Board (and officers when authorized) may provide, and from time to time modify, lines of succession in the event that during such Emergency any or all officers, employees or agents of the Company shall for any reason be rendered incapable of discharging their duties.

     SECTION 4. Additional Succession Action. During an Emergency, if fewer than two (2) directors are present at any meeting of the Board, then to the extent required to provide a quorum at any meeting of the Board, the officers or other persons designated on a list approved by the Board before the Emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the Emergency) as may be provided in the resolution approving the list, shall be deemed directors for such meeting. If no such list shall have been approved, then, to the extent required to constitute a quorum at any meeting of the Board during such an Emergency, the officers of the Company who are present and not directors shall be deemed, in order of seniority, directors for such meeting.

     SECTION 5. Emergency Principal Office. In the event of an Emergency, the Board or the President may establish an Emergency Principal Office at such place as may be specified in notice given to such directors and officers as may feasibly be reached at the time, by such means as may be feasible at the time, including, without limitation, publication, television or radio.

     SECTION 6. Meetings of the Board of Directors. Until otherwise determined by the Board, meetings of the Board shall be held at such places as shall be specified in notice given by the President in the manner provided in Section 8 of Article III. Special meetings of the Board shall be held whenever called by the President or by two (2) of the directors. Notwithstanding the notice requirements of Articles III and IV, notice of any such meeting need be given only to those directors who may feasibly be reached at the time, by such means as may be feasible at the time, including, without limitation, publication, television or radio.

     SECTION 7. Board of Directors: Quorum and Manner of Acting. The directors in attendance at any meeting of the Board (but in no event less than two (2) directors) shall constitute a quorum for the transaction of business at such meeting, and, except as otherwise required by statute or by the Certificate of Incorporation, and except where these By-Laws permit the Board to act by a lesser number, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.